Exhibit 99.1

Aytu BioScience Acquires Second Revenue-Generating Urology Product

Company to Begin Marketing Primsol® Solution for Urinary Tract Infections

Englewood, CO – October 6, 2015 – Aytu BioScience, Inc. (OTCQB: AYTU), a specialty healthcare company focused on developing treatments for urological and related conditions, today announced that it has acquired the rights to Primsol® (trimethoprim hydrochloride) oral solution from FSC Laboratories, Inc. Primsol is the Company’s second acquisition of a branded, revenue-generating product in the urology market, adding to its commercial-stage product portfolio, which also includes ProstaScint® for the detection and assessment of prostate cancer.

Primsol is the only FDA-approved liquid formulation of trimethoprim, an antibiotic that is well established in current guidelines for treating uncomplicated urinary tract infections (UTIs). This differentiated product is appropriate for UTI patients that have difficulty swallowing tablets, such as the elderly, and particularly for patients that experience adverse reactions to sulfamethoxazole (“sulfa”).

Josh Disbrow, Chief Executive Officer of Aytu BioScience, stated, “As we continue to build our commercial infrastructure over the next few months, we are excited to add a second established brand to our product portfolio. We expect to benefit from and continue to grow Primsol’s established base of prescribers, which already includes a significant proportion of urologists despite the fact that it has not been previously marketed to these specialists. This allows us to utilize the same sales channel as ProstaScint, leading to potential commercial synergies. Aytu remains focused on executing on our core strategy of acquiring commercialized products and developing late-stage clinical assets while further expanding our leadership position in urology and related conditions. We are proud to bring Primsol to our core base of urology customers.”

Aytu will pay a total of $1.75 million over the course of approximately 12 months, including an immediate $500,000 upfront payment. The Company will also purchase inventory valued at approximately $200,000 as part of the acquisition. The total acquisition cost represents only a slight premium to current gross annual sales of Primsol. All intellectual property and current manufacturing contracts will transfer to Aytu BioScience.

About Primsol

Primsol is an oral antibiotic containing trimethoprim hydrochloride that is indicated in adults for the treatment of initial episodes of uncomplicated urinary tract infections due to susceptible strains of the following organisms: Escherichia coli, Proteus mirabilis, Klebsiella pneumoniae, Enterobacter species and coagulase-negative Staphylococcus species, including S. saprophyticus. Primsol is also indicated in pediatric patients for the treatment of acute otitis media due to susceptible strains of Streptococcus pneumoniae and Haemophilus influenzae.

Important Safety Information:

Contraindications:

Primsol (trimethoprim hydrochloride) is contraindicated in individuals hypersensitive to trimethoprim and in those with documented megaloblastic anemia due to folate deficiency.

Warnings:

Experience with trimethoprim alone is limited, but it has been reported rarely to interfere with hematopoiesis, especially when administered in large doses or for prolonged periods. The presence of clinical signs such as sore throat, fever, pallor, or purpura may be early indications of serious blood disorders.

Precautions:

Trimethoprim should be given with caution to patients with possible folate deficiency. Folates may be administered concomitantly without interfering with the antibacterial action of trimethoprim. Trimethoprim should be given with caution to patients with impaired renal or hepatic function. A complete blood count should be obtained if there are any clinical signs of a blood disorder. Primsol may need to be discontinued if there is a significant reduction in count.

Adverse Reactions:

The most commonly reported adverse reactions in pediatric clinical trials were: diarrhea, vomiting, skin rash, and abdominal pain.

Drug Interactions:

Primsol may inhibit the hepatic metabolism of phenytoin. When administering these drugs concurrently be alert for possible excessive phenytoin effect.

Indications for Use:

Primsol is indicated in adults for the treatment of initial episodes of uncomplicated urinary tract infections due to susceptible strains of the following organisms: Escherichia coli, Proteus mirabilis, Klebsiella pneumoniae, Enterobacter species and coagulase-negative Staphylococcus species, including S. saprophyticus. Primsol is also indicated in pediatric patients for the treatment of acute otitis media due to susceptible strains of Streptococcus pneumoniae and Haemophilus influenzae.

About Aytu BioScience, Inc.

Aytu BioScience, Inc. is a specialty healthcare company focused on developing treatments for urological and related conditions. The Company commercializes FDA-approved ProstaScint (capromab pendetide), a radio-labeled monoclonal antibody, that targets Prostate Specific Membrane Antigen (PSMA), a protein uniquely expressed by prostate tissue. The Company also has a development pipeline consisting of two first-in-class assets serving large medical needs within urology. The Company is currently completing Phase 3 clinical development for its lead therapeutic candidate Zertane™, an orally disintegrating tablet (ODT) formulated specifically for the on-demand treatment of premature ejaculation (PE). The Company’s therapeutic pipeline is supported in part by its first-in-class MiOXSYS™ System that has been developed for male infertility and is undergoing late-stage clinical studies. The Company’s strategy is to develop its core therapeutic and diagnostic assets while building an innovative pipeline of established marketed products and late-stage development assets.

For Investors & Media:

Tiberend Strategic Advisors, Inc.

Joshua Drumm, Ph.D.: jdrumm@tiberend.com; (212) 375-2664

Janine McCargo: jmccargo@tiberend.com; (646) 604-5150

Forward Looking Statement

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical facts contained in this presentation, including statements regarding our anticipated future clinical and regulatory events, future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. Forward looking statements are generally written in the future tense and/or are preceded by words such as “may,” “will,” “should,” “forecast,” “could,” “expect,” “suggest,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, without limitation, statements regarding the potential future commercialization of our product candidates, the anticipated start dates, durations and completion dates, as well as the potential future results, of our ongoing and future clinical trials, the anticipated designs of our future clinical trials, anticipated future regulatory submissions and events, our anticipated future cash position and future events under our current and potential future collaborations. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including without limitation to the risks described in “Risk Factors” in Part I, Item 1A of Aytu BioScience, Inc. Annual Report on Form 10-K and in the other reports and documents we file with the Securities and Exchange Commission from time to time. These risks are not exhaustive. Other sections of Aytu BioScience, Inc. Annual Report on Form 10-K and such other filed reports and documents include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. We assume no obligation to update or supplement forward-looking statements.